Exhibit (a)(1)(C)
Notice of Guaranteed Delivery
to
Tender Shares of Common Stock
of
Startech Environmental Corporation
to
FLH Acquisition Corp.
a wholly-owned subsidiary of
Friendly LRL Holdings, LLC
an indirect subsidiary of
LRL Investments Ltd.
(Not to be Used for Signature Guarantees)

As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of common stock, no par value (the “Shares”), of Startech Environmental Corporation, a Colorado corporation (the “Company”), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary at the address set forth below prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Continental Stock Transfer & Trust Company

By First Class Mail:	By Certified or Express Delivery:	By Hand:

Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, NY 10004	Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, NY 10004	Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, NY 10004

By Facsimile (for Eligible Institutions only):	Confirm Receipt of Facsimile by Telephone:

(212) 616-7610	(212) 509-4000 ext. 536

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of instructions via a facsimile number, other than as set forth above does not constitute a valid delivery to the Depositary.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must be provided in the applicable space provided in the signature box on the Letter of Transmittal.

The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

The undersigned hereby tender(s) to FLH Acquisition Corp., a Colorado corporation (the “Purchaser”), which is a wholly-owned subsidiary of Friendly LRL Holdings, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Purchaser’s Offer to Purchase dated July 6, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares (as such term is defined in the Offer to Purchase) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:

Certificate Nos. (if available):

Check box if Shares will be tendered by book-entry transfer:  ☐

Name of Tendering Institution:

Account Number at book-entry transfer facility:

Name(s) of Record Holder(s):

Please Print

Address(es):

(zip code)

Telephone No(s):

(Area Code)

SIGN HERE

Signature(s):

Dated:  , 2009

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees to deliver to the Depositary either (1) the certificates evidencing all tendered Shares, in proper form for transfer, or (2) a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in either case, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period indicated herein. Failure to do so could result in a financial loss to such Eligible Institution. All capitalized terms used herein have the meanings set forth in the Offer to Purchase.

Name of Firm:

Address:

Telephone No:

(Area Code)

Authorized Signature

Name:

Please Print or Type

Title:

Dated:  , 2009

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.